Citadel Broadcasting Corporation FOR IMMEDIATE RELEASE
CITADEL BROADCASTING CORPORATION
TO REPORT 2005 FOURTH QUARTER RESULTS
IN TELECONFERENCE CALL
ON THURSDAY, FEBRUARY 23, 2006
Las Vegas, NV — February 10, 2006 — Citadel Broadcasting Corporation (NYSE: CDL) announced today that the Company intends to report earnings for the 2005 fourth quarter on Thursday, February 23, 2006. Citadel Broadcasting intends to conduct a teleconference call at 9:00 a.m. ET following the release of the earnings report. The call is open to the general public.
The conference call number is 800-895-1715 for domestic and 785-424-1059 for international callers — Conference Id# CBCQ4. Please call five minutes in advance to ensure that you are connected prior to the presentation.
Digitized replays are scheduled for February 23 at 11:00 a.m. ET through March 2, 11:59 p.m. ET. The digitized replay number is 800-839-6136. The international replay number is 402-220-2572.
Information related to the call should be available on the Company’s website www.citadelbroadcasting.com on Thursday, February 23, prior to the call.
Citadel Broadcasting Corporation is a radio broadcaster focused primarily on acquiring, developing and operating radio stations throughout the United States. The Company owns and operates 163 FM and 58 AM radio stations in 49 markets, located in 24 states across the country. For more information visit www.citadelbroadcasting.com.
CONTACT INFORMATION:
Citadel Broadcasting Corp.
Patricia Stratford, 212-355-5656

7201 W. Lake Mead Blvd., Suite 400 • Las Vegas, NV 89128 • (702) 804-5200 • Fax (702) 804-8250